UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2004

NEWPORT CORPORATION

(Exact name of registrant as specified in charter)

Nevada	0-1649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 863-3144

Item 8. Change in Fiscal Year.

On February 10, 2004, Newport Corporation (the “Registrant”) approved a change in its accounting fiscal year end to the Saturday closest to December 31. Effective commencing with the first quarter of 2004, the Registrant’s fiscal quarters will end on the Saturday closest to the end of each corresponding calendar quarter. As a result, the Registrant’s first, second and third quarters of fiscal year 2004 will end on April 3, 2004, July 3, 2004, October 2, 2004, respectively, and its fiscal year 2004 will end on January 1, 2005. This change in the Registrant’s accounting periods will be reflected in the Registrant’s quarterly reports on Form 10-Q and annual reports on Form 10-K for all periods ending after its fiscal year ended December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 24, 2004	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Vice President, General Counsel and Corporate Secretary

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